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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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T2 Biosystems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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T2 Biosystems, Inc.
101 Hartwell Ave.
Lexington, MA 02421

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

        Notice is hereby given that the 2015 Annual Meeting of Stockholders of T2 Biosystems, Inc. will be held on Friday, June 19, 2015, at 9 a.m. Eastern Time, at our headquarters located at 101 Hartwell Ave., Lexington, Massachusetts 02421. The purpose of the meeting is the following:

          1.     to elect two directors, John McDonough and Harry Wilcox, to serve as Class I directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

          2.     to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

          3.     to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

        The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

        Only T2 Biosystems, Inc. stockholders of record at the close of business on April 20, 2015 will be entitled to vote at the meeting and any adjournment or postponement thereof.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

        Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors,

John McDonough Chief Executive Officer, President, and Director

Lexington, Massachusetts
April 30, 2015

T2 BIOSYSTEMS, INC.
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        Our Board of Directors (the "Board of Directors" or "Board") has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors' solicitation of proxies for our 2015 Annual Meeting of Stockholders (the "Annual Meeting"), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by April 30, 2015.

        IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 19, 2015: This proxy statement, the accompanying proxy card or voting instruction card and our 2015 Annual Report on Form 10-K are available at http://www.proxyvote.com.

        In this Proxy Statement, the terms "T2 Biosystems," "we," "us," and "our" refer to T2 Biosystems, Inc. The mailing address of our principal executive offices is T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421.

EXPLANATORY NOTE

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2017; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

        As of the close of business on April 20, 2015, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 20,204,969 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of T2 Biosystems preferred stock were outstanding as of April 20, 2015.

Quorum; Abstentions; Broker Non-Votes

        Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted "abstain" or "withheld" and broker "non-votes" are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

        Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and broker "non-votes" are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        If your shares are held in "street name" by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to "non-discretionary" items. Proposal 1 is a "non-discretionary" item. If you do not instruct your broker how to vote with respect to those proposals, your broker may not vote for those proposals, and those votes will be counted as broker "non-votes." Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

  In Person

        If you are a stockholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares. No appraisal rights are available under Delaware Law or under the Current Certificate or the Company's Amended and Restated Bylaws to any stockholder who dissents from this proposal.

  By Proxy

        If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies' authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

        If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place

(including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

        You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421, Attention: Corporate Secretary.

        If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

        T2 Biosystems is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Procedure for Submitting Stockholder Proposals

        Stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 21, 2016, and March 21, 2016. If the date of the next annual meeting of the stockholders is scheduled to take place before May 20, 2016, or after August 18, 2016, notice by the stockholder must be delivered no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

        In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and be received not later than December 31, 2015. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

 OVERVIEW OF PROPOSALS

        This Proxy Statement contains two proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director's successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

        The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors' nominees for election by the stockholders are two of the current Class I members: John McDonough and Harry Wilcox. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2018 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Alan Crane, a current Class I member, is not standing for re-election and will no longer serve on our Board of Directors following the Annual Meeting.

        The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

        It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class I Directors

        The names of the nominees for Class I directors and certain information about each as of April 20, 2015 are set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Age
Harry Wilcox	Director	2011	60
John McDonough	Chief Executive Officer, President and Director	2007	55

Directors Not Standing for Election or Re-Election

        The names of and certain information as of April 20, 2015 about the members of the Board of Directors who are not standing for election or re-election at this year's Annual Meeting are set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Class and Year in Which Term Will Expire	Age
Alan Crane	Director	2007	Class I-2015	51
Joshua Bilenker, M.D.	Director	2011	Class II-2016	43
Thomas Carella	Director	2013	Class II-2016	40
Michael J. Cima, Ph.D.	Director	2006	Class II-2016	55
John W. Cumming	Director	2014	Class III-2017	69
David Elsbree	Director	2014	Class III-2017	67
Stanley N. Lapidus	Director	2008	Class III-2017	65

        Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the nominating and corporate governance committee of our Board of Directors.

        John McDonough has served as our President and Chief Executive Officer and a member of our Board of Directors since November 2007. From 2003 to 2007, Mr. McDonough held various positions at Cytyc Corporation, a company engaged in the design, development, manufacturing and marketing of clinical products that focus on women's health, where he ultimately served as President of Cytyc Development Corporation. Mr. McDonough received his B.S.B.A. from Stonehill College. Mr. McDonough's extensive management experience as a senior executive and his diagnostic company experience contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        Joshua Bilenker, M.D. has served as a member of our Board of Directors since 2011. Dr. Bilenker is Chief Executive Officer of Loxo Oncology, a biotechnology company focused on cancer therapeutics. He is also a partner at Aisling Capital, a position he has held since 2006. Prior to Aisling Capital, Dr. Bilenker was a Medical Officer in the Office of Oncology Drug Products at the U.S. Food and Drug Administration, or FDA, from 2004 to 2006. Dr. Bilenker received his M.D. from The Johns Hopkins School of Medicine and his B.A. from Princeton University. Dr. Bilenker's extensive experience at the FDA and as an investor in life science companies contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        Thomas J. Carella has served as a member of our Board of Directors since March 2013. Mr. Carella is a Managing Director in the Merchant Banking Division of Goldman, Sachs & Co. and Global Head of the division's private equity activities in the healthcare sector, a position he has held since 2012. He previously served on the board of directors of KAR Auction Services, a provider of vehicle auction services in North America, from 2007 to 2013. Mr. Carella received his B.A. from Harvard College and his M.B.A. from Harvard Business School. Mr. Carella's management experience, including his extensive experience in business strategy for healthcare companies, contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        Michael J. Cima, Ph.D. is one of our founders and has served as a member of our Board of Directors since 2006. Since 1986, Dr. Cima has been a Professor of Materials Science and Engineering at Massachusetts Institute of Technology, or MIT, and he currently holds the David H. Koch

Engineering Chair and an appointment at the Koch Institute for Integrative Cancer Research. Dr. Cima received his B.S. in chemistry and his Ph.D. in chemical engineering, both from the University of California at Berkeley. Dr. Cima's extensive life science experience and knowledge of the diagnostics industry contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        Alan Crane has served as a member of our Board of Directors since November 2007. Mr. Crane joined Polaris Partners in 2002 and is a partner and entrepreneur focused on building and investing in healthcare companies. From 2006 to 2009, he served as Chief Executive Officer and co-founder of Cerulean Pharma, Inc., an oncology company. From 2002 to 2006, Mr. Crane served as Chief Executive Officer and, from 2001 to 2010, a director of Momenta Pharmaceuticals, a biotechnology company. Prior to Momenta, Mr. Crane held the position of Senior Vice President of Corporate Development at Millennium Pharmaceuticals, Inc. Mr. Crane received his M.B.A., M.A. and B.A. from Harvard University. Mr. Crane's breadth of management experience in the life science industry contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        John W. Cumming has served as a member of our Board of Directors since July 2014. Mr. Cumming currently serves as Chief Executive Officer and Managing Director of Cumming & Associates LLC, a strategic advisory firm serving the healthcare industry. From August 2000 until December 2013, Mr. Cumming served in a number of leadership roles at Hologic Inc., a diagnostics company, including as Chief Executive Officer from 2001 through 2009 and again from July 2013 through December 2013, as President from 2001 until 2003, as Chairman of the Board from 2002 until 2007 and again from 2008 through 2011, and as Global Strategic Advisor from 2011 through July 2013. Mr. Cumming attended the University of South Carolina. Mr. Cumming's extensive knowledge of and experience with diagnostic product companies and expertise as a strategic advisor focused on the healthcare industry contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        David Elsbree has served as a member of our Board of Directors since July 2014. From 1970 until 2004, Mr. Elsbree was employed by Deloitte & Touche, most recently as a senior partner. Mr. Elsbree served in a number of leadership roles in the firm's high technology practice, including partner-in-charge of the New England High Technology Practice. Mr. Elsbree served on the board of directors of Art Technology Group, Inc. from June 2004 until January 2011 and on the board of directors of Acme Packet, Inc. from November 2006 until March 2013. Mr. Elsbree received his B.A. from Northeastern University. Mr. Elsbree's extensive knowledge of and experience with technology companies and financial expertise contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        Stanley N. Lapidus has served as a member of our Board of Directors since August 2008. Mr. Lapidus is President and Chief Executive Officer of SynapDx, an autism early detection company he founded in 2009. From 2003 to 2008, Mr. Lapidus was Chief Executive Officer of Helicos Biosciences, a life science company he co-founded in 2003. From 1995 to 2001, he was Chief Executive Officer of EXACT Sciences, a colorectal cancer diagnostics company he founded in 1995. From 1987 to 1994, he was Chief Executive Officer of Cytyc Corp., a cervical cancer diagnostics company he founded in 1987. Mr. Lapidus holds an academic appointment at MIT. He received his B.S. in engineering from Cooper Union. Mr. Lapidus' experience as a senior executive and his knowledge of life science companies contributed to our Board of Directors' conclusion that he should serve as a director of our company.

        Harry W. Wilcox has served as a member of our Board of Directors since January 2011. Mr. Wilcox has been Chief Operating Officer and General Partner of Flagship Ventures, a venture capital firm, since 2013. From 2006 to 2013, he was Chief Financial Officer and Partner of Flagship Ventures. From 2004 to 2006, he was Chief Financial Officer and Senior Vice President of Corporate Development of EXACT Sciences. Mr. Wilcox received his M.B.A. from Boston University and his B.S. in Finance from the University of Arizona. Mr. Wilcox's experience leading successful healthcare and technology companies, and his experience as a venture investor, contributed to our Board of Directors' conclusion that he should serve as a director of our company.

Vote Required and Board of Directors' Recommendation

        Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class I director nominees listed above.

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the audit committee will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders' best interests.

        Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 2014 and 2013. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Ernst & Young LLP Fees

        The following table sets forth fees billed for professional audit services and other services rendered to us by Ernst & Young LLP and its affiliates for the fiscal years ended December 31, 2014 and 2013.

	Fiscal 2014	Fiscal 2013
Audit Fees	$1,125,000	$50,000
Audit-Related Fees	—	—
Tax Fees	4,000	—
All Other Fees	2,000	—

Total	$1,131,000	$50,000

        Audit Fees.    Audit fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements. Included in the fiscal 2014 audit fees is $800,000 of fees billed in connection with our initial public offering.

        Audit-Related Fees.    Audit related fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in fiscal 2014 or 2013.

        Tax Fees.    Tax fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

        All Other Fees.    All other fees in fiscal 2014 consist of the license of technical accounting software.

Pre-Approval of Audit and Non-Audit Services

        It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

        All Ernst & Young LLP services and fees in the fiscal years ended December 31, 2014 and December 31, 2013 were pre-approved by the audit committee. The fees for the year-end audit for the fiscal year ended December 31, 2014 were also approved by the audit committee.

Vote Required and Board of Directors' Recommendation

        The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted "abstain" will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of
Ernst & Young LLP as our independent registered public accounting firm.

 TRANSACTION OF OTHER BUSINESS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2015, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 20,041,645 shares of our common stock outstanding as of December 31, 2014. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of December 31, 2014, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person

Name of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class
5% or Greater Stockholders
Entities affiliated with Broad Street Principal Investments, LLC(1)	3,457,348	17.3
Entities affiliated with Polaris Partners(2)	2,374,571	11.8
Entities affiliated with Flagship Ventures Fund(3)	2,374,571	11.8
Aisling Capital III, L.P.(4)	2,523,300	12.6
Entities affiliated with Gilder, Gagnon, Howe & Co. LLC(5)	1,413,976	7.1
Entities affiliated with Flybridge Capital Partners(6)	1,394,133	7.0
Named Executive Officers and Directors
John McDonough(7)	583,682	2.9
Thomas J. Lowery Ph.D.(8)	144,861	*
Michael A. Pfaller, M.D.(9)	13,234	*
Joshua Bilenker, M.D.(4)	2,523,300	12.6
Thomas J. Carella(1)	3,457,348	17.3
Michael J. Cima, Ph.D.(10)	267,618	1.3
Alan Crane(2)	2,404,571	12.0
John W. Cumming(11)	14,705	*
David B. Elsbree(12)	31,205	*
Stanley N. Lapidus(13)	84,861	*
Harry W. Wilcox(3)	2,374,571	11.8
All executive officers and directors as a group (13 persons)(14)	12,058,312	60.2

*
Less than 1%.

(1)
Based solely on information set forth in a Schedule 13G filed with the SEC by the Goldman Sachs Group, Inc. on February 17, 2015, this includes (a) 2,140,447 shares of common stock held by Broad Street Principal Investments, LLC, (b) 315,970 shares of common stock held by Bridge Street 2013 Holdings, L.P. and (c) 91,733 shares of common stock held by MBD 2013 Holdings, L.P., collectively the GS Entities. The GS Entities, of which affiliates of the Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Mr. Thomas J. Carella is a Managing Director of Goldman, Sachs & Co. and may be deemed to have beneficial ownership of the shares held by the GS Entities. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Carella each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of its pecuniary interest therein, if any. The address of the GS Entities, the Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Carella is c/o The Goldman Sachs Group, 200 West Street, New York, New York 10282.

(2)
Includes (a) 2,291,307 shares of common stock held by Polaris Venture Partners V, L.P., or Polaris V, (b) 44,657 shares of common stock held by Polaris Venture Partners Entrepreneurs' Fund V, L.P., or Polaris E Fund V, (c) 22,912 shares of common stock held by Polaris Venture Partners Special Founders' Fund V, L.P., or Polaris SF Fund V, and (d) 15,695 shares of common stock held by Polaris Venture Partners Founders' Fund V, L.P., or Polaris F Fund, and collectively, the Funds. Each of the Funds has the sole voting and investment power with respect to the shares directly held by it. The general partner of each of the Funds is Polaris Venture Management Co. V, LLC, or Polaris Management. Polaris Management may be deemed to have sole voting and investment power with respect to the shares held by the Funds and disclaims beneficial ownership of all the shares held by the Funds except to the extent of its proportionate pecuniary interest therein. The members of North Star Venture Management 2000, LLC, Terrence McGuire and Jonathan Flint, collectively the Management Members, are also members of Polaris Management, and as members of the general partner, they may be deemed to share voting and investment power over the shares held by the Funds. The Management Members disclaim beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein. Alan Crane, one of our directors, is a partner of Polaris Management. Mr. Crane disclaims beneficial ownership of all the shares held by the Funds except to the extent of his proportionate pecuniary interest therein. Mr. Crane has the sole voting and investment power with respect to 30,000 shares. The mailing address of the beneficial owner is c/o Polaris Partners, 1000 Winter Street, Suite 3350, Waltham, MA 02451.

(3)
Based solely on information set forth in a Schedule 13G filed with the SEC by Flagship Ventures Fund 2004, L.P., this includes (a) 1,632,816 shares of common stock held by Flagship Ventures Fund 2004, L.P. and (b) 741,755 shares of common stock held by Flagship Ventures Fund IV, L.P., or, collectively, Flagship. The general partner of Flagship is Flagship Ventures General Partner LLC, or Flagship LLC. Harry W. Wilcox, one of our directors, is a Member of Flagship LLC. As a result, each of Flagship LLC and Mr. Wilcox may be deemed to possess voting and investment control over, and may be deemed to have indirect beneficial ownership with respect to, all shares held by Flagship. Neither Flagship LLC nor Mr. Wilcox owns directly any of the shares. Each of Flagship LLC and Mr. Wilcox disclaims beneficial ownership of the shares held by Flagship except to the extent of their pecuniary interest therein. The mailing address of the beneficial owner is One Memorial Drive, 7th Floor, Cambridge, MA 02142.

(4)
Based solely on information set forth in a Schedule 13G filed with the SEC by Aisling Capital III, L.P. The general partner of Aisling Capital III, L.P., or AC III, is Aisling Capital Partners III, L.P., or ACP III. The investment manager of ACP III is Aisling Capital, LLC, or Aisling Capital. Joshua Bilenker, M.D., a member of our Board of Directors, is a managing member of Aisling Capital. Each of Aisling Capital, ACP III and Dr. Bilenker may be deemed to beneficially own the shares held by AC III. Each of Aisling Capital, ACP III and Dr. Bilenker disclaims any beneficial ownership of the shares owned by AC III except to the extent of their pecuniary interest in such entity. The mailing address of the beneficial owner is 888 Seventh Avenue, 29th Floor, New York, NY 10016.

(5)
Based solely on information set forth in a Schedule 13G filed with the SEC by Gilder, Gagnon, Howe & Co. LLC on February 10, 2015, this includes 1,107,987 shares held in customer accounts over which partners and/or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose of or direct the disposition of the shares, 28,213 shares held in the account of the profit sharing plan of Gilder, Gagnon, Howe & Co. LLC, and 277,776 shares held in accounts owned by the partners of Gilder, Gagnon, Howe & Co. LLC and their families. The mailing address of the beneficial owner is 3 Columbus Circle, 26th Floor, New York 10019.

(6)
Includes (a) 1,341,011 shares of common stock held by Flybridge Capital Partners II, L.P., or FCP II, and (b) 53,122 shares of common stock held by Flybridge Capital Partners I, L.P., or FCP I, collectively the Flybridge Entities. The general partner of the Flybridge Entities is Flybridge Capital Partners GP I, LLC and Flybridge Capital Partners GP II, LLC (collectively the "Flybridge General Partners"). The mailing address of the beneficial owner is c/o Flybridge Capital Partners, 500 Boylston Street, 18th Floor, Boston, MA 02116.

(7)
Consists of (a) 154,763 shares of common stock and (b) 428,919 shares of common stock which Mr. McDonough has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

(8)
Consists of (a) 5,882 shares of common stock and (b) 138,979 shares of common stock which Dr. Lowery has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

(9)
Consists of 13,234 shares of common stock which Dr. Pfaller has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

(10)
Consists of (a) 181,018 shares of common stock and (b) 86,600 shares of common stock which Dr. Cima has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

(11)
Consists of 14,705 shares of common stock which Mr. Cumming has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

(12)
Consists of (a) 14,000 shares of common stock held by Mr. Elsbree, (b) 2,500 shares of common stock held my Mr. Elsbree's spouse, and (c) 14,705 shares of common stock which Mr. Elsbree has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

(13)
Consists of 84,861 shares of common stock which Mr. Lapidus has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

(14)
Consists of (a) 11,137,953 shares of common stock and (b) 920,359 shares of common stock which our directors and executive officers as a group have the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of December 31, 2014.

EXECUTIVE OFFICERS

        The following table identifies our executive officers and sets forth their current position(s) at T2 Biosystems and their ages as of April 20, 2015.

Name	Age	Position
John McDonough	55	President, Chief Executive Officer and Director
Marc R. Jones	39	Chief Financial Officer
Sarah O. Kalil	56	Chief Operating Officer
Thomas J. Lowery, Ph.D.	36	Chief Scientific Officer
Michael A. Pfaller, M.D.	64	Chief Medical Officer

        You should refer to "Proposal 1: Election of Directors" above for information about our Chief Executive Officer, John McDonough. Biographical information for our other executive officers, as of April 20, 2015, is set forth below.

        Marc R. Jones has served as our Chief Financial Officer since April 2013. From January 2013 to March 2013, Mr. Jones was Chief Financial Officer of Crashlytics, a mobile device software company, until its acquisition by Twitter. From January 2012 to January 2013, Mr. Jones was Chief Financial Officer of Fluidnet, a medical device company. From June 2007 to August 2011, Mr. Jones was Chief Financial Officer of CHiL Semiconductor, a power management solutions company until its acquisition by International Rectifier. Mr. Jones received his M.S. in finance from Northeastern University and his B.S. in economics and finance from Southern New Hampshire University.

        Sarah O. Kalil has served as our Chief Operating Officer since August 2013. From August 2010 to August 2013, Ms. Kalil was Chief Operating Officer of Interlace Medical, a medical device company, which was acquired by Hologic, Inc., a diagnostics company. From April 2009 to August 2010, Ms. Kalil was President and Chief Operating Officer of Boston Endo-Surgical Technologies, a medical device company. From 2002 to 2009, Ms. Kalil was Operations Director of Innovend, a medical molding company. Ms. Kalil is a member of the Executive Council of the Susan F. Smith Center for Women's Cancers at Dana Farber and on the board of the Pleiades Foundation. Ms. Kalil received her B.S. in engineering from the University of Vermont.

        Thomas J. Lowery, Ph.D. has served as our Chief Scientific Officer since September 2013. Since joining our company in 2007, Dr. Lowery has held various technical leadership roles in the assay, methods, reagents and detector development programs. Prior to joining our company, Dr. Lowery conducted research at the University of California Berkeley focused on developing innovative magnetic resonance based biosensors for molecular imaging. Dr. Lowery received his Ph.D. in chemistry from the University of California, Berkeley and his B.S. in biochemistry from Brigham Young University.

        Michael A. Pfaller, M.D. has served as our Chief Medical Officer since March 2014. From 2005 until he joined our company, Dr. Pfaller was a consultant to JMI Laboratories, managing the in vitro testing of fungal and bacterial isolates. From 1983 to 2005, he was Clinical Director of Clinical Microbiology Laboratory at the University of Iowa, as well as Interim Director of Clinical Laboratories from 1984 to 1985. He currently serves as Co-Editor in Chief of the American Society for Microbiology Manual of Clinical Microbiology, 11th edition and as co-editor of the 8th edition of Medical Microbiology. Dr. Pfaller received his M.D. from the Washington University School of Medicine and his B.A. in chemistry from Linfield College.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        We have adopted a written policy that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party, must be approved by our audit committee or another independent body of our Board of Directors. All related party transactions shall be disclosed in our applicable filings with the Securities and Exchange Commission as required under SEC rules.

Transactions with Related Persons

        Based on a review of the transactions and arrangements between us and any related person or related person's affiliate, we describe below the transactions or arrangements during the year ended December 31, 2014 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

        Employment Agreements.    We have entered into employment agreements with certain of our executive officers. See the "Executive Compensation" section for further details.

        Indemnification Agreements with Executive Officers and Directors.    We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and our bylaws indemnify each of our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. See the "Director Compensation—Limitation of Liability and Indemnification Agreements" section for further details.

        Limitation of Liability and Indemnification Agreements    We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended.

Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

        In addition, our bylaws provide that:

  •
  we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

  •
  we will advance reasonable expenses, including attorneys' fees, to our directors and, in the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, such executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys' fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person's services as a director or officer brought on behalf of us and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director's services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

        We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2014, Messrs. Lapidus, Crane and Carella served as members of our compensation committee. None of the members of our compensation committee has at any time during the last fiscal year been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of our compensation committee is a former officer of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that during the fiscal year ended December 31, 2014, all Reporting Persons complied with all Section 16(a) reporting requirements, except that one Form 4 for Sarah Kalil was inadvertently filed late.

CORPORATE GOVERNANCE

Board and Committee Matters

        Board Leadership and Independence.    Our Board of Directors has determined that all members of the Board of Directors, except John McDonough, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

        The positions of our Chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our amended and restated bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

        Board Meetings and Committees.    Our Board of Directors held seven meetings during 2014. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2014, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Now that we are a public company, continuing directors and nominees for election as directors in a given year are encouraged to attend the annual meeting of stockholders. This is our first annual meeting of stockholders since we became a public company in August 2014.

        Stockholder Communications.    Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

        During 2014, our Board of Directors had four standing committees: audit committee, compensation committee, nominating and corporate governance committee and technology committee.

  Audit Committee.

        David Elsbree, Michael Cima and Harry Wilcox currently serve on the audit committee, which is chaired by David Elsbree. Our Board of Directors has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined in the rules of the SEC and the applicable NASDAQ Stock Market rules. Our Board of Directors has designated David Elsbree as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee's responsibilities include:

  •
  appointing, overseeing the independence of, and setting the compensation of our independent auditor;

  •
  overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures;

  •
  coordinating the Board's oversight of our internal control over financial reporting, disclosure controls and procedures and our code of conduct;

  •
  discussing our risk management and risk assessment policies;

  •
  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

  •
  reviewing the company's policies and procedures for reviewing and approving or ratifying any related person transactions;

  •
  meeting independently with our internal auditing staff, if any, independent auditors and management; and

  •
  preparing the audit committee report included below.

        The audit committee held four meetings during 2014. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is attached as Appendix A to this Proxy Statement.

  Compensation Committee.

        Stanley Lapidus, Alan Crane and Thomas Carella currently serve on the compensation committee, which is chaired by Stanley Lapidus. Under NASDAQ Stock Market rules, we are permitted to phase in our compliance with the independent compensation committee requirements set forth in NASDAQ Marketplace Rule 5605(d). Our Board of Directors has determined that each of Stanley Lapidus, Alan Crane and Thomas Carella is "independent" as that term is defined in the applicable NASDAQ Stock Market rules. In connection with Mr. Crane not standing for re-election as a Class I director at the Annual Meeting, we may appoint another member of our Board of Directors who satisfies these independence and other criteria to the compensation committee. The compensation committee's responsibilities include:

  •
  reviewing and approving, or recommending for approval by our Board of Directors, our Chief Executive Officer's compensation;

  •
  reviewing and approving, or recommending for approval by our Board of Directors with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our Board of Directors with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," if applicable; and

  •
  preparing the annual compensation committee report, if applicable.

        The Compensation Committee held five meetings during 2014. The Compensation Committee operates under a written charter adopted by the Board, which is available in the "For Investors and Media—Corporate Governance" section of our website at www.t2biosystems.com.

  Nominating and Corporate Governance Committee.

        Josh Bilenker and John Cumming currently serve on the nominating and corporate governance committee, which is chaired by Josh Bilenker. Our Board of Directors has determined that each member of the nominating and corporate governance committee is "independent" as that term is defined in the applicable NASDAQ Stock Market rules. The nominating and corporate governance committee's responsibilities include:

  •
  recommending to our Board the persons to be nominated for election as directors and to each of the Board committees;

  •
  reviewing and making recommendations to the Board with respect to management succession planning;

  •
  developing and recommending to the Board corporate governance guidelines; and

  •
  overseeing an annual evaluation of the Board of Directors.

        The nominating and corporate governance committee operates pursuant to a written charter, which is available in the "For Investors and Media—Corporate Governance" section of our website at www.t2biosystems.com, and held its first meeting in 2014.

        The nominating and corporate governance committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading "Stockholder Matters—Stockholder Recommendations for Director Nominations." The Nominating Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading "Stockholder Matters—Deadline for Stockholder Proposals and Director Nominations."

        Risk Oversight.    Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer.

  Technology Committee

        Michael Cima currently serves on the technology committee. The technology committee meets periodically to discuss scientific and technological developments that may affect our business.

        The technology committee held one meeting during 2014. The technology committee operates under a written charter adopted by the Board, which is available in the "For Investors and Media—Corporate Governance" section of our website at www.t2biosystems.com.

Audit Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include appointing, overseeing the independence of, and setting the compensation of our independent auditor, Ernst & Young LLP; pre-approving all audit services to be provided by the independent auditor; overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures; coordinating the Board's oversight of our internal control over financial reporting, disclosure controls and procedures and our code of conduct; discussing our risk management and risk assessment policies; establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing the company's policies and procedures for reviewing and approving or ratifying any related person transactions; and meeting independently with our internal auditing staff, if any, independent auditors and management.

        The audit committee assists the Board of Directors with the oversight of our financial reporting process. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee's main responsibility is to monitor and oversee this process.

        The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2014, with management. The audit committee discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        The audit committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP's independence in performing the audit.

        Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

THE AUDIT COMMITTEE
David Elsbree Harry Wilcox Michael Cima

EXECUTIVE COMPENSATION

        This section discusses the material components of the executive compensation program offered to our named executive officers identified below. For 2014, our named executive officers were:

  •
  John McDonough, President and Chief Executive Officer;

  •
  Michael A. Pfaller, M.D., Chief Medical Officer; and

  •
  Thomas J. Lowery, Ph.D., Chief Scientific Officer.

Overview

        Our compensation programs are designed to:

  •
  attract and retain individuals with superior ability and managerial experience;

  •
  align executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

  •
  increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

        Our compensation committee is primarily responsible for establishing and approving, or recommending for approval by the Board of Directors, the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves, or recommends for approval by the Board of Directors, annually all compensation decisions relating to all of our executive officers, including our chief executive officer. The compensation committee considers recommendations from our chief executive officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has engaged Arnosti Consulting to provide these services.

Executive Compensation Components

        Our executive compensation consists of base salary, cash incentive bonuses, long-term incentive compensation in the form of stock options, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including Company performance, as well as the executive's performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Base Salary

        Our named executive officers receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Dr. Pfaller's base salary for 2014 was originally negotiated in connection with his commencing employment with us during 2014.

        In July 2014, our Board of Directors approved, effective upon the closing of the initial public offering of our common stock, an increase in Mr. McDonough's base salary to $425,000, Dr. Pfaller's base salary to $325,000 and Dr. Lowery's base salary to $325,000.

Cash Incentive Compensation

        Each of our named executive officers is eligible to participate in an annual cash incentive compensation program which provides participants with an opportunity to earn variable cash incentive compensation based on individual and company performance. In July 2014, our Board of Directors approved, effective upon the closing of the initial public offering of our common stock, an increase in the target annual variable cash incentive compensation levels for each of our named executive officers. Following the increase, the target level for 2014 for Mr. McDonough was 50% of his annual base salary and the target levels for Dr. Pfaller and Dr. Lowery were 40% of their respective base salaries.

        Objectives for the 2014 annual cash incentive compensation program were established in January 2014 by our compensation committee and generally related to attaining clinical, business development and financing milestones and publication, commercialization and operational goals.

        The annual variable cash incentive compensation earned by our named executive officers for 2014 are set forth in the "Non-Equity Incentive Plan Compensation" column of our 2014 Summary Compensation Table. Variable cash incentive amounts were approved in early 2015 by our compensation committee for Drs. Pfaller and Lowery and by our Board of Directors based upon the recommendation of our compensation committee for Mr. McDonough.

Equity-Based Compensation

        We generally offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant options to employees when they commence employment with us and may thereafter grant additional options in the discretion of our Board of Directors. Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

        We awarded stock options to our named executive officers in 2014 in the following amounts:

Named Executive Officer	2014 Options Granted (#)
John McDonough	99,616
Michael A. Pfaller, M.D.	123,037
Thomas J. Lowery, Ph.D.	43,166

        These options were granted with exercise prices equal to the fair market, as determined by our Board of Directors, of our common stock on the date of grant. The options granted to Mr. McDonough and Dr. Lowery vest in 48 equal monthly installments following the date of grant. The options granted to Dr. Pfaller vest as to 25% of the shares subject to the option on the first anniversary of the date of grant, and in equal monthly installments over the ensuing 36 months.

Retirement, Health, Welfare and Additional Benefits

        Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short-and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. Currently, we do not match contributions made by participants in the 401(k) plan or make other contributions to participant accounts.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
John McDonough	2014	380,369	599,370	265,625	1,245,364
President and Chief Executive Officer	2013	350,000	310,942	66,000	726,942
Michael A. Pfaller, M.D. Chief Medical Officer	2014	228,360	759,038	110,000	1,097,398
Thomas J. Lowery, Ph.D. Chief Scientific Officer	2014	274,317	258,711	162,500	695,528

(1)
Represents base salary earned during 2014 and 2013. The amount shown for Dr. Pfaller, who joined our company on March 3, 2014, represents base salary for the portion of the year during which he was employed.

(2)
Represents the aggregate grant date fair value of the option awards granted during 2014 and 2013 the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 9 to our audited consolidated financial statements included elsewhere in this prospectus for 2014 in our Annual Report on Form 10-K filed with the SEC on March 4, 2015.

(3)
Represents awards earned under our annual cash incentive compensation program. For additional information regarding these amounts, see the section titled "Executive Compensation Components—Cash Incentive Compensation" above.

Outstanding Equity Awards at Fiscal Year-End Table—2014

	Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
John McDonough	7/2/2014	6,917	59,494	10.69	7/2/2024
	1/22/2014	7,609	25,596	3.21	1/22/2024
	9/25/2013	51,884	114,145	3.21	10/24/2023
	1/17/2012	141,864	52,694	2.45	1/17/2022
	—	141,552	—	1.96	9/14/2020
	—	11,729	—	1.16	2/27/2019
	—	46,806	—	1.16	1/16/2019
Michael A. Pfaller, M.D.	7/15/2014	—	70,096	10.69	7/19/2024
	3/3/2014	—	52,941	10.69	4/9/2024
Thomas J. Lowery, Ph.D.	7/2/2014	3,320	23,244	10.69	7/2/2024
	1/22/2014	3,804	12,798	3.21	1/22/2024
	9/25/2013	18,469	40,633	3.21	9/25/2023
	1/23/2013	5,636	6,128	2,24	1/23/2023
	1/17/2012	27,879	10.356	2.45	1/17/2022
	—	28,185	—	1.96	4/15/2021
	—	20,588	—	1.31	2/5/2020
	—	23,529	—	1.16	2/27/2019

(1)
All unvested options for Mr. McDonough and Dr. Lowery vest in equal monthly installments over the 48 month vesting period, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled "Employment Letter Agreements with Our Named Executive Officers" and "Potential Payments upon a Change in Control" below. All unvested options for Dr. Pfaller vest as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date and in equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled "Employment Letter Agreements with Our Named Executive Officers" and "Potential Payments upon a Change in Control" below.

Employment Letter Agreements with Our Named Executive Officers

        We have entered into an employment letter agreement with each of the named executive officers. Certain key terms of these agreements are described below.

        John McDonough.    In 2008 we entered into an employment letter agreement with Mr. McDonough. This agreement entitled Mr. McDonough to receive an initial annual base salary of $300,000, subject to periodic increases at the discretion of the Board of Directors, and annual variable cash incentive compensation opportunity of not less than $75,000, with the amount of any such variable cash incentive compensation based primarily on the overall performance of our company, measured against goals that are mutually agreed between Mr. McDonough and our compensation committee early in each applicable year. The employment letter agreement provides that, if Mr. McDonough is terminated by us without cause, he will be entitled to receive 6 months of base salary continuation and a lump-sum payment in an amount equal to 50% of the maximum amount of his annual variable cash incentive compensation for the year of termination. In July 2014, Mr. McDonough's employment letter agreement was amended, effective upon the closing of our initial public offering, to provide that if Mr. McDonough's employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. McDonough resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 18 months of base salary continuation, a lump-sum payment in an amount equal to his target annual variable cash incentive compensation for the year of termination, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on cost sharing for active employees) of health care continuation premiums for up to 18 months. The new amendment also increased Mr. McDonough's base salary to $425,000 and his target variable cash incentive compensation level to 50% of his annual base salary.

        Mr. McDonough's employment letter agreement, as amended, also contains restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our customers, prospective customers, employees or consultants for one year following his termination of employment.

        Michael Pfaller, M.D.    In February 2014, we entered into an employment letter agreement with Dr. Pfaller. This agreement entitled him to an initial annual base salary of $200,000 and annual variable cash incentive compensation up to 15% of his annual base salary. In July 2014, we entered into a new agreement with Dr. Pfaller, effective upon the closing of our initial public offering, which provides that if Dr. Pfaller's employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Dr. Pfaller resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on active employee cost sharing rates) of health care premiums for up to 12 months. The new agreement also increased Dr. Pfaller's base salary to $325,000 and his target variable cash incentive compensation level to 40% of his annual base salary.

        Dr. Pfaller has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

        Thomas J. Lowery, PhD.    In 2006 we entered into employment letter agreement with Dr. Lowery. This agreement entitled him to an initial annual base salary of $87,000 and annual variable cash incentive compensation up to $5,000. In July 2014, we entered into a new agreement with Dr. Lowery, effective upon the closing of our initial public offering, which provides that if Dr. Lowery's employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Dr. Lowery resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on active employee cost sharing rates) of health care premiums for up to 12 months. The new agreement also increased Dr. Lowery's base salary to $325,000 and his target variable cash incentive compensation level to 40% of his annual base salary.

        Dr. Lowery has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Potential Payments Upon a Change in Control

        As described above, under the terms of their employment letter agreements, Mr. McDonough, Dr. Pfaller and Dr. Lowery may become entitled to payments or benefits in connection with certain terminations of employment that occur at specified times around a change in control.

        The agreements governing our named executive officers' unvested stock options provide for full accelerated vesting if their employment is terminated without cause within the three months preceding or the 12 months following a change of control or if they resign for good reason within 12 months following a change in control.

DIRECTOR COMPENSATION

        The following table presents the total compensation for each person who served as a member of our Board of Directors during 2014, other than Mr. McDonough. Mr. McDonough, who is also our Chief Executive Officer, receives no compensation for his service as a director. The compensation received by Mr. McDonough as our Chief Executive Officer during 2014 is presented in the 2014 Summary Compensation Table.

Director Compensation Table—2014

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joshua Bilenker, M.D.	17,047	—	—	17,047
Thomas J. Carella	14,039	—	—	14,039
Michael J. Cima, Ph.D.	20,055	—	30,000	50,055
Alan Crane	14,039	—	—	14,039
John W. Cumming	14,039	394,762	—	408,801
David B. Elsbree	20,055	394,762	—	414,817
Stanley N. Lapidus	30,083	—	—	30,083
Harry W. Wilcox	14,039	—	—	14,039

(1)
Represents the aggregate grant date fair value of the option awards granted during 2014 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 9 to our consolidated financial statements for 2014 in our Annual Report on Form 10-K filed with the SEC on March 4, 2015. As of December 31, 2014, Dr. Cima held options to purchase a total of 117,646 shares of our common stock, Mrs. Cumming and Elsbree each held options to purchase a total of 66,176 shares of common stock, and Mr. Lapidus held options to purchase 102,937 shares of our common stock. No other non-employee director held any option awards and none of our non-employee directors held any stock awards as of December 31, 2014.

(2)
Represents consulting fees earned by Dr. Cima for 2014 under his consulting agreement with our company. The consulting agreement ended upon completion of our initial public offering on August 12, 2014.

        In connection with our initial public offering, our Board of Directors adopted a non-employee director compensation policy, pursuant to which all non-employee directors are paid cash compensation as set forth below, effective August 6, 2014:

Annual Retainer ($)
Board of Directors:
All non-employee members	35,000
Additional retainer for Lead Independent Director	30,000
Audit Committee:
Chairperson	15,000
Compensation Committee:
Chairperson	10,000
Nominating and Corporate Governance Committee:
Chairperson	7,500
Technology Committee:
Membership	15,000

        Annual retainers are earned on a quarterly basis and paid in arrears following the end of each calendar quarter. Retainers are prorated for partial quarters of service.

        Under the non-employee director compensation policy, each person who is initially appointed or elected to the Board of Directors is granted an option to purchase 66,176 shares of our common stock on the date he or she first becomes a non-employee director. The option vests and becomes exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director's continued service on the Board of Directors. In addition, on the date of the annual meeting of stockholders, each continuing non-employee director is granted an option to purchase 17,647 shares of our common stock. The option vests and becomes exercisable in 12 substantially equal monthly installments following the date of grant. All of the foregoing options are granted with an exercise price equal to the fair market value per share of our common stock on the date of grant and will vest in full immediately prior to the occurrence of a change in control.

HOUSEHOLDING OF PROXY MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2014, as applicable, is being delivered multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 101 Hartwell Ave., Lexington, MA 02421, Attention: Secretary or call us at (781)761-4646. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Appendix A

T2 BIOSYSTEMS, INC.

AUDIT COMMITTEE CHARTER

A.    Purpose

        The purpose of the Audit Committee of the Board of Directors (the "Board") of T2 Biosystems, Inc. (the "Company") is to assist the Board's oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B.    Structure and Membership

        1.    Number.    Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board.

        2.    Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be an "independent director" as defined by NASDAQ Rule 5605(a)(2), meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

        3.    Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

        4.    Chair.    Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

        5.    Compensation.    The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or of a committee of the Board.

        6.    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the Company's registered public accounting firm (the "independent auditor"), in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company's financial statements and the Company's internal control over financial reporting and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's reports.

Oversight of Independent Auditor

        1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        2.    Independence.    The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") regarding the independent auditor's communications with the Audit Committee concerning independence. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

        3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

        4.    Pre-approval of Services.    The Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

        5.    Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports and other communications required to be made by the independent auditor regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

  •
  other material written communications between the independent auditor and Company management; and

  •
  the other matters addressed in PCAOB Auditing Standard No. 16, Communications with Audit Committees ("AS 16").

        6.    PCAOB Inspections.    The Audit Committee shall request the independent auditor to provide relevant information about inspections of the firm by the PCAOB, including the following:

  •
  whether any audit overseen by the Audit Committee is selected by the PCAOB for an inspection and, if so, the findings of the inspection;

  •
  whether the PCAOB's inspection of other audits performed by the firm raised auditing or accounting issues similar to those presented in the Company's audit;

  •
  the firm's response to PCAOB findings; and

  •
  the firm's remedial efforts in light of any quality control deficiencies that may have been identified by the PCAOB.

  Audited Financial Statements

        7.    Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters required to be discussed by AS 16.

        8.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        9.    Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

        10.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

        11.    Oversight.    The Audit Committee shall coordinate the Board's oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of conduct.

        12.    Risk Management.    The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

        13.    Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        14.    Oversight of Related Person Transactions.    The Audit Committee shall review the Company's policies and procedures for reviewing and approving or ratifying "related person transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the Company's Related Person Transaction Policy, and recommend any changes to the Board. In accordance with the Company's Related Person Transaction Policy and NASDAQ rules, the Audit Committee shall conduct appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis.

        15.    Additional Duties.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.    Procedures and Administration

        1.    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor, (ii) Company management and (iii) the Company's internal auditors, if any. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

        2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

        3.    Reports to Board.    The Audit Committee shall report regularly to the Board.

        4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

        5.    Independent Advisors.    The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

        6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

        7.    Funding.    The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        8.    Self-Evaluation.    The Audit Committee shall periodically evaluate its own performance and report to the Board on that self-evaluation.

* * * * *

T2 BIOSYSTEMS, INC. 101 HARTWELL AVE. LEXINGTON, MA 02421 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 01 John McDonough . . . 02 Harry Wilcox . . . The Board of Directors recommends you vote FOR proposals 2 For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and . . . NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com. T2 BIOSYSTEMS, INC. Annual Meeting of Shareholders June 19, 2015 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Marc Jones, Michael Gibbs and Chris Martin, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of T2 BIOSYSTEMS, INC. that the stockholder(s) is entitled to vote at the Annual Meeting of stockholders to be held at 9:00 AM, ET on June 19, 2015, at 101 Hartwell Ave., Lexington, Massachusetts 02421, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side